Exhibit 5

             [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]

                                             June 27, 1996

          Woolworth Corporation
          233 Broadway
          New York, New York 10279

          Gentlemen:

                    We have acted as special counsel to Woolworth Corporation, a New York corporation (the "Company"), in connection with the Registration Statement of the Company on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securi-ties Act of 1933 (the "Act") with respect to the common stock, par value $.01 per share (the "Common Stock"), of the Company to be issued pursuant to the Registration Statement under the Woolworth Corporation Directors' Stock Plan (the "Plan").

                    In connection with this opinion, we have exam-ined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Certifi-cate of Incorporation of the Company, and amendments thereto, (iv) the By-laws of the Company, as amended, (v) certain resolutions, dated September 13, 1995, adopted by the Board of Directors of the Company, authorizing, among other things, the issuance of Common Stock pursuant to the Registration Statement and the Plan, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination we have assumed the genuine-ness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

                    Members of this firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America to the extent specifically referred to herein.

                    Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued under the Plan have been duly authorized, and, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        SKADDEN, ARPS, SLATE,
                                          MEAGHER & FLOM